As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-96063
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 7
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                 ---------------
                          B2B Internet HOLDRS(SM) Trust
                      (Issuer with respect to the receipts)



             Delaware                                  6211                                  13-5674085
          (State or other                  (Primary Standard Industrial                   (I.R.S. Employer
           jurisdiction                     Classification Code Number)                    Identification
        of incorporation or                                                                    Number)
           organization)

                                 ---------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------
                                   Copies to:
        Judith Witterschein, Esq.                   Andrew B. Janszky, Esq.
           Corporate Secretary                      Shearman & Sterling LLP
     Merrill Lynch, Pierce, Fenner &                  599 Lexington Avenue
           Smith Incorporated                       New York, New York 10022
            250 Vesey Street                             (212) 848-4000
        New York, New York 10281
             (212) 449-1000

      (Name, address, including zip code, and
telephone number, including area code, of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
        If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
        If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


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PROSPECTUS



                               [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                          B2B Internet HOLDRS(SM) Trust

         The B2B Internet HOLDRS(SM) Trust issues Depositary Receipts called B2B Internet HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified business to business, or B2B, Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The Bank of New York is the trustee. You only may acquire, hold or transfer B2B Internet HOLDRS in a round-lot amount of 100 B2B Internet HOLDRS or round-lot multiples. B2B Internet HOLDRS are separate from the underlying deposited common stocks that are represented by the B2B Internet HOLDRS. For a list of the names and the number of shares of the companies that make up a B2B Internet HOLDR, see "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS" starting on page 11. The B2B Internet HOLDRS trust will issue B2B Internet HOLDRS on a continuous basis.

         Investing in B2B Internet HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         B2B Internet HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. B2B Internet HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The B2B Internet HOLDRS are listed on the American Stock Exchange under the symbol "BHH". On February 15, 2006 the last reported sale price of the B2B Internet HOLDRS on the American Stock Exchange was $2.82.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------


                The date of this prospectus is February 16, 2006.


    "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                            Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS




                                                                            Page
                                                                            ----


Summary........................................................................3
Risk Factors...................................................................4
Highlights of B2B Internet HOLDRS.............................................11
The Trust.....................................................................19
Description of B2B Internet HOLDRS............................................19
Description of the Underlying Securities......................................20
Description of the Depositary Trust Agreement.................................22
United States Federal Income Tax Consequences.................................26
ERISA Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31



                                 ---------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about B2B Internet HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell B2B Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The B2B Internet HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the B2B Internet HOLDRS or of the underlying securities through an investment in the B2B Internet HOLDRS.

                                     SUMMARY


         The B2B Internet HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the B2B segment of the Internet industry. The B2B, or business to business, segment of the Internet industry, consists of Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of B2B Internet HOLDRS is specified under "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." This group of common stocks, and the securities of any company that may be added to the B2B Internet HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 6 companies included in the B2B Internet HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The B2B Internet HOLDRS are separate from the underlying securities that are represented by the B2B Internet HOLDRS. On February 14, 2006 there were 9,336,000 B2B Internet HOLDRS outstanding.

                                  RISK FACTORS

         An investment in B2B Internet HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the B2B Internet HOLDRS, including the risks associated with a concentrated investment in the B2B Internet companies.

General Risk Factors

         o Loss of investment. Because the value of B2B Internet HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the B2B Internet HOLDRS if the underlying securities decline in value.

         o Discount trading price. B2B Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, a B2B Internet HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your B2B Internet HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the B2B segment of the Internet industry. At the time of the initial offering, the companies included in the B2B Internet HOLDRs were generally considered to be involved in various aspects of the B2B segment of the Internet industry, however, the market price of the underlying securities and the B2B Internet HOLDRS may not necessarily follow the price movements of the entire B2B segment. If the underlying securities decline in value, your investment in the B2B Internet HOLDRS will decline in value, even if common stock prices of companies in the B2B segment generally increase in value. In addition, since the time of the initial offering, the companies included in the B2B Internet HOLDRS may not be involved in the B2B segment of the Internet industry. In this case, the B2B Internet HOLDRS may not consist of securities issued only by companies involved in the B2B segment of the Internet industry.

         o Not necessarily comprised of solely B2B Internet companies. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the B2B Internet HOLDRS and that are not involved in the B2B segment of the Internet industry may be included in the B2B Internet HOLDRS. The securities of a new company will only be distributed from the B2B Internet HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the B2B Internet HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the B2B Internet HOLDRS provides no assurance that each new company included in the B2B Internet HOLDRS will be involved in the B2B Internet industry. Currently, the underlying securities included in the B2B Internet HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the B2B Internet HOLDRS, and yet not be involved in the B2B Internet industry. In addition, the GICS sector classifications of securities included in the B2B Internet

                  HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the B2B Internet HOLDRS, which may also result in the inclusion in the B2B Internet HOLDRS of the securities of a new company that is not involved in the B2B segment of the Internet industry.

         o No investigation of underlying securities. The underlying securities initially included in the B2B Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the B2B segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the B2B Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, B2B Internet HOLDRS may not necessarily be a diversified investment in the B2B segment of the Internet industry. In addition, reconstitution events, a distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the B2B Internet HOLDRS, may also reduce diversification. B2B Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your B2B Internet HOLDRS and receive delivery of each of the underlying securities. The cancellation of your B2B Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of B2B Internet HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in B2B Internet HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in B2B Internet HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in B2B Internet HOLDRS, you will not be able to trade B2B Internet HOLDRS and you will only be able to trade the underlying securities if you cancel your B2B Internet HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the B2B Internet HOLDRS. If the B2B Internet HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the B2B Internet HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted. There are currently 6 companies whose securities are included in the B2B Internet HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the B2B Internet HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the B2B Internet HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the B2B Segment of the Internet Industry

         o The stock prices of companies involved in the B2B segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the B2B Internet HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of B2B Internet companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

                  o        general market fluctuations;

                  o actual or anticipated variations in companies' quarterly operating results;

                  o announcements of technological innovations by competitors of the companies included in the B2B Internet HOLDRS;

                  o changes in financial estimates by securities analysts;

                  o changes in the market valuations of B2B Internet companies;

                  o legal or regulatory developments affecting companies included in the B2B Internet HOLDRS or in the B2B segment of the Internet industry;

                  o announcements by B2B Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

                  o        additions or departures of key personnel;

                  o sales of B2B Internet companies' common stock or other securities in the open market; and

                  o        difficulty in obtaining additional financing.

                  In addition, the trading prices of B2B Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many B2B Internet stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of B2B Internet companies, generally, could depress the stock prices of a B2B Internet company regardless of B2B Internet companies' results. Other broad market and industry factors may decrease the stock price of B2B Internet stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of B2B Internet stocks.


                  As a result of fluctuations in the trading prices of the companies included in the B2B Internet HOLDRS, the trading price of B2B Internet HOLDRS has fluctuated significantly. The initial offering price of a B2B Internet HOLDR, on February 23, 2000, was $95.09 and during 2005 the price of a B2B Internet HOLDR reached a high of $2.84 and a low of $1.99.

         o If Internet use fails to grow and be accepted as a medium for online commerce, demand for the products and services of B2B Internet companies will decline. Future revenues and any future profits of B2B Internet companies substantially depend upon the widespread acceptance and use of the Internet and other online services by businesses for communication and commerce. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of businesses will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. For many B2B Internet companies to continue as ongoing concerns, both their customers and business and consumer end-users, generally, must accept and use new ways of conducting business over the Internet.

         o B2B Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The electronic commerce market is new, rapidly evolving and intensely competitive, which competition is expected to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

         o The B2B segment of the Internet industry is extremely competitive which could adversely affect the business, results of operations and financial condition of many B2B Internet companies. The B2B segment of the Internet industry is extremely competitive. The businesses of some of the companies included in the B2B Internet HOLDRS have relatively low barriers to entry, and as a result competition from other established and emerging companies may develop in the future. In addition, current customers and partners of B2B Internet companies may, in the future, become competitors. Increased competition may result in price reductions, reduced margins or loss of market share, any of which could harm the business, operating results or financial condition of B2B Internet companies.

         o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many B2B Internet companies are active acquirors of other companies as part of their business plans. There can be no assurance that B2B Internet companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue or other projected benefits from such integration. There can be no assurance that B2B Internet companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, since some B2B Internet companies have limited experience in acquiring businesses, they may be unable to complete acquisitions on favorable terms. B2B Internet companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

         o Some companies included in the B2B Internet HOLDRS derive significant revenue from only a few customers and a failure to retain these customers or add new customers could affect the business of these companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the B2B Internet HOLDRS. If any of these significant customers were to go out of business or reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the B2B Internet HOLDRS do not have long-term contracts with customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

         o System failures, interruptions or shutdowns may cause loss of customers. The success of many B2B Internet companies depends upon the ability to conduct business on the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage, including usage by customers of B2B Internet companies, could grow more slowly or decline. Many B2B Internet companies also face risks resulting from the potential failure of their communications and computer systems. Due to capacity limits on technology, transaction processing systems and network hardware and software, some B2B Internet companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these B2B Internet companies and result in a loss of customers and negatively affect results of operations.

         o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many B2B Internet companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, result of operations and financial condition B2B Internet companies.

         o If B2B Internet companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many B2B Internet companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many B2B Internet companies. Due in part to the emerging nature of the market for Internet management solutions offered by B2B Internet companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that B2B Internet companies will be successful in increasing market awareness of their brands.

         o The ability of many B2B Internet companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed could adversely affect their revenues. Many B2B Internet companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many B2B Internet companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

         o Inability to adequately protect proprietary rights may harm the competitive positions of many B2B Internet companies. Many B2B Internet companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, B2B Internet companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require B2B Internet companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of B2B Internet companies is uncertain.

         o Many B2B Internet companies could fail to develop strategies which generate additional revenues for their products and services outside United States, which could result in slower revenue growth and losses. Many B2B Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, there cannot be any assurance that B2B Internet companies who invest in establishing facilities in other countries will produce anticipated revenues because many B2B Internet Companies have limited experience developing localized versions of their products and services and marketing products and services internationally.

         o Many B2B Internet companies depend on one or only a few product offerings and related services to generate revenues. The reliance of many B2B Internet companies on the revenues from one or a few products and related services subject these companies to material harm should the price or demand for their products decline. In addition, many B2B Internet companies rely on only a few customers for a significant portion of their revenues and loss of one or more of these customers or failure of these products to achieve broad market acceptance could result in significant losses for many B2B companies.

         o Many B2B Internet companies could be subject to potential product liability claims and third party liability claims related to their products and services. The customers of B2B Internet companies use these companies' products and services to manage their operating resources. Any errors, defects or other performance problems could result in financial or other damages to these customers. A product liability claim brought against a B2B Internet company, even if not successful, would likely be time consuming and costly and could seriously harm its business, including negative publicity.

         o Many companies included in the B2B Internet HOLDRS have a limited operating history, which makes financial forecasting difficult. Many companies included in the B2B Internet HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. A B2B Internet company's ability to forecast accurately its quarterly revenue is limited because its products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of B2B Internet companies may be materially adversely affected if their revenues do not meet their projections.

         o Many B2B Internet companies are dependent on their ability to continue to attract, integrate and retain highly skilled technical and managerial personnel to develop and operate their businesses. The success of many B2B Internet companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense. There is no certainty that any of these B2B Internet companies will be able to continue to attract and retain qualified personnel.

         o Many B2B Internet companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many B2B Internet companies have incurred significant Losses since their inception and some anticipate incurring losses in the future. Many of these B2B Internet companies will continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If B2B Internet companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be negatively affected.

         o Companies whose securities are included in the B2B Internet HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the B2B Internet HOLDRS. Companies whose securities are included in the B2B Internet HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the B2B Internet HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or, in certain circumstances, suspend or terminate their operations. Any of these actions may reduce the market price of stocks in the B2B segment of the Internet industry.

                        HIGHLIGHTS OF B2B INTERNET HOLDRS


         This discussion highlights information regarding B2B Internet HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase B2B Internet HOLDRS.


Issuer.....................................     B2B Internet HOLDRS Trust.

The trust..................................     The B2B Internet HOLDRS Trust
                                                was formed under the depositary
                                                trust agreement, dated as of
                                                February 18, 2000 among The Bank
                                                of New York, as trustee, Merrill
                                                Lynch, Pierce, Fenner & Smith
                                                Incorporated, other depositors
                                                and the owners of the B2B
                                                Internet HOLDRS and was amended
                                                on November 22, 2000. The trust
                                                is not a registered investment
                                                company under the Investment
                                                Company Act of 1940.

Initial depositor..........................     Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated.

Trustee....................................     The Bank of New York, a New York
                                                state-chartered banking
                                                organization, is the trustee and
                                                receives compensation as set
                                                forth in the depositary trust
                                                agreement. The trustee is
                                                responsible for receiving
                                                deposits of underlying
                                                securities and delivering B2B
                                                Internet HOLDRS representing the
                                                underlying securities issued by
                                                the trust. The trustee holds the
                                                underlying securities on behalf
                                                of the holders of B2B Internet
                                                HOLDRS.

Purpose of B2B Internet HOLDRS.............     B2B Internet HOLDRS are designed
                                                to achieve the following:

                                                Diversification. B2B Internet
                                                HOLDRS are designed to allow you
                                                to diversify your investment in
                                                the B2B segment of the Internet
                                                industry through a single,
                                                exchange-listed instrument
                                                representing your undivided
                                                beneficial ownership of the
                                                underlying securities.

                                                Flexibility. The beneficial
                                                owners of B2B Internet HOLDRS
                                                have undivided beneficial
                                                ownership interests in each of
                                                the underlying securities
                                                represented by the B2B Internet
                                                HOLDRS, and can cancel their B2B
                                                Internet HOLDRS to receive each
                                                of the underlying securities
                                                represented by the B2B Internet
                                                HOLDRS.

                                                Transaction costs. The expenses
                                                associated with buying and
                                                selling B2B Internet HOLDRS in
                                                the secondary market are
                                                expected to be less than
                                                separately buying and selling
                                                each of the underlying
                                                securities in a traditional
                                                brokerage account with
                                                transaction-based charges.

Trust assets...............................     The trust holds shares of common
                                                stock issued by specified
                                                companies that, when initially
                                                selected, were involved in the
                                                B2B segment of the Internet
                                                industry. Except when a
                                                reconstitution event,
                                                distribution of securities by an
                                                underlying issuer or other event
                                                occurs, the group of companies
                                                will not change. Reconstitution
                                                events are described in this
                                                prospectus under the heading
                                                "Description of the Depositary
                                                Trust Agreement--Distributions"
                                                and "--Reconstitution Events."
                                                There are currently 6 companies
                                                included in the B2B Internet
                                                HOLDRS.

                                                The trust's assets may increase
                                                or decrease as a result of
                                                in-kind deposits and withdrawals
                                                of the underlying securities
                                                during the life of the trust.

The B2B Internet HOLDRS....................     The trust has issued, and may
                                                continue to issue, B2B Internet
                                                HOLDRS that represent an
                                                undivided beneficial ownership
                                                interest in the shares of common
                                                stock that are held by the trust
                                                on your behalf. The B2B Internet
                                                HOLDRS are separate from the
                                                underlying securities that are
                                                represented by B2B Internet
                                                HOLDRS.

                                                The following chart provides the

                                                o     names of the 6 issuers of
                                                      the underlying securities
                                                      currently represented by a
                                                      B2B Internet HOLDRS,

                                                o     stock ticker symbols,

                                                o     share amounts currently
                                                      represented by a round-lot
                                                      of 100 B2B Internet
                                                      HOLDRS, and

                                                o     principal U.S market on
                                                      which the shares of common
                                                      stock of the selected
                                                      companies are traded.



                                                                                                     Primary
                                            Name of                                   Share          Trading
                                            Company                      Ticker      Amounts         Market
                        ----------------------------------------------- -------- ---------------- -------------
                         Agile Software Corporation                       AGIL         4             NASDAQ
                         Ariba, Inc.                                      ARBA      3.4583           NASDAQ
                         CheckFree Corporation                            CKFR         4             NASDAQ
                         Internet Capital Group, Inc.                     ICGE       0.75            NASDAQ
                         Pegasus Solutions, Inc.                          PEGS         2             NASDAQ
                         VerticalNet, Inc.                                VERT        0.6            NASDAQ



                                                The companies whose securities
                                                were included in the B2B
                                                Internet HOLDRS at the time B2B
                                                Internet HOLDRS were originally
                                                issued were generally considered
                                                to be among the 20 largest and
                                                most liquid companies involved
                                                in the B2B segment of the
                                                Internet industry, as measured
                                                by market capitalization and
                                                trading volume on February 22,
                                                2000. The market capitalization
                                                of a company is determined by
                                                multiplying the market price of
                                                its common stock by the number
                                                of its outstanding common stock.

                                                The trust only will issue and
                                                cancel, and you only may obtain,
                                                hold, trade or surrender, B2B
                                                Internet HOLDRS in a round-lot
                                                of 100 B2B Internet HOLDRS and
                                                round-lot multiples. The trust
                                                will only issue B2B Internet
                                                HOLDRS upon the deposit of the
                                                whole shares represented by a
                                                round-lot of 100 B2B Internet
                                                HOLDRS. In the event that a
                                                fractional share comes to be
                                                represented by a round-lot of
                                                B2B Internet HOLDRS, the trust
                                                may require a minimum of more
                                                than one round-lot of 100 B2B
                                                Internet HOLDRS for an issuance
                                                so that the trust will always
                                                receive whole share amounts for
                                                issuance
                                                of B2B Internet HOLDRS.

                                                The number of outstanding B2B
                                                Internet HOLDRS will increase
                                                and decrease as a result of
                                                in-kind deposits and withdrawals
                                                of the underlying securities.
                                                The trust will stand ready to
                                                issue additional B2B Internet
                                                HOLDRS on a continuous basis
                                                when an investor deposits the
                                                required shares of common stock
                                                with the trustee.

Purchases..................................     You may acquire B2B Internet
                                                HOLDRS in two ways:

                                                o     through an in-kind deposit
                                                      of the required number of
                                                      shares of common stock of
                                                      the underlying issuers
                                                      with the trustee, or

                                                o     through a cash purchase in
                                                      the secondary trading
                                                      market.

Issuance and cancellation fees.............     If you wish to create B2B
                                                Internet HOLDRS by delivering to
                                                the trust the requisite shares
                                                of common stock represented by a
                                                round-lot of 100 B2B Internet
                                                HOLDRS, The Bank of New York as
                                                trustee will charge you an
                                                issuance fee of up to $10.00 for
                                                each round-lot of 100 B2B
                                                Internet HOLDRS. If you wish to
                                                cancel your B2B Internet HOLDRS
                                                and withdraw your underlying
                                                securities, The Bank of New York
                                                as trustee will charge you a
                                                cancellation fee of up to $10.00
                                                for each round-lot of 100 B2B
                                                Internet HOLDRS.

Commissions................................     If you choose to deposit
                                                underlying securities in order
                                                to receive B2B Internet HOLDRS,
                                                you will be responsible for
                                                paying any sales commission
                                                associated with your purchase of
                                                the underlying securities that
                                                is charged by your broker in
                                                addition to the issuance fee
                                                charged by the trustee described
                                                above.

Custody fees...............................     The Bank of New York, as trustee
                                                and as custodian, will charge
                                                you a quarterly custody fee of
                                                $2.00 for each round-lot of 100
                                                B2B Internet HOLDRS, to be
                                                deducted from any cash dividend
                                                or other cash distributions on
                                                underlying securities received
                                                by the trust. With respect to
                                                the aggregate custody fee
                                                payable in any calendar year for
                                                each B2B Internet HOLDR, the
                                                trustee will waive that portion
                                                of the fee which exceeds the
                                                total cash dividends and other
                                                cash distributions received, or
                                                to be received, and payable with
                                                respect to such calendar year.

Rights relating to B2B
Internet HOLDRS............................     You have the right to withdraw
                                                the underlying securities upon
                                                request by delivering a
                                                round-lot or integral multiple
                                                of a round-lot of B2B Internet
                                                HOLDRS to the trustee, during
                                                the trustee's business hours,
                                                and paying the cancellation
                                                fees, taxes and other charges.
                                                You should receive the
                                                underlying securities no later
                                                than the business day after the
                                                trustee receives a proper notice
                                                of cancellation. The trustee
                                                will not deliver fractional
                                                shares of underlying securities.
                                                To the extent that any
                                                cancellation of B2B Internet
                                                HOLDRS would otherwise require
                                                the delivery of a fractional
                                                share, the trustee will sell the
                                                fractional share in the market
                                                and the trust, in turn, will
                                                deliver cash in lieu of such
                                                fractional share. Except with
                                                respect to the right to vote for
                                                dissolution of the trust, the
                                                B2B Internet HOLDRS themselves
                                                will not have voting rights.

Rights relating to the
underlying securities......................     B2B Internet HOLDRS represents
                                                your beneficial ownership of the
                                                underlying securities. Owners of
                                                B2B Internet HOLDRS have the
                                                same rights and privileges as if
                                                they owned the underlying
                                                securities beneficially outside
                                                of B2B Internet HOLDRS. These
                                                include the right to instruct
                                                the trustee to vote the
                                                underlying securities or you may
                                                attend shareholder meetings
                                                yourself, the right to receive
                                                any dividends and other
                                                distributions on the underlying
                                                securities that are declared and
                                                paid to the trustee by an issuer
                                                of an underlying security, the
                                                right to pledge B2B Internet
                                                HOLDRS and the right to
                                                surrender B2B Internet HOLDRS to
                                                receive the underlying
                                                securities. B2B Internet HOLDRS
                                                does not change your beneficial
                                                ownership in the underlying
                                                securities under United States
                                                federal securities laws,
                                                including sections 13(d) and
                                                16(a) of the Securities Exchange
                                                Act of 1934. As a result, you
                                                have the same obligations to
                                                file insider trading reports
                                                that you would have if you held
                                                the underlying securities
                                                outside of B2B Internet HOLDRS.
                                                However, due to the nature of
                                                B2B Internet HOLDRS, you will
                                                not be able to participate in
                                                any dividend reinvestment
                                                program of an issuer of
                                                underlying securities unless you
                                                cancel your B2B Internet HOLDRS
                                                (and pay the applicable fees)
                                                and receive all of the
                                                underlying securities.

                                                A holder of B2B Internet HOLDRS
                                                is not a registered owner of the
                                                underlying securities. In order
                                                to become a registered owner, a
                                                holder of B2B Internet HOLDRS
                                                would need to surrender their
                                                B2B Internet HOLDRS, pay the
                                                applicable fees and expenses,
                                                receive all of the underlying
                                                securities and follow the
                                                procedures established by the
                                                issuers of the underlying
                                                securities for registering their
                                                securities in the name of such
                                                holder.

                                                You retain the right to receive
                                                any reports and communications
                                                that the issuers of underlying
                                                securities are required to send
                                                to beneficial owners of their
                                                securities. As such, you will
                                                receive such reports and
                                                communications from the broker
                                                through which you hold your B2B
                                                Internet HOLDRS in the same
                                                manner as if you beneficially
                                                owned your underlying securities
                                                outside of B2B Internet HOLDRS
                                                in "street name" through a
                                                brokerage account. The trustee
                                                will not attempt to exercise the
                                                right to vote that attaches to,
                                                or give a proxy with respect to,
                                                the underlying securities other
                                                than in accordance with your
                                                instructions.

                                                The depositary trust agreement
                                                entitles you to receive, subject
                                                to certain limitations and net
                                                of any fees and expenses of the
                                                trustee, any distributions of
                                                cash (including dividends),
                                                securities or property made with
                                                respect to the underlying
                                                securities. However, any
                                                distribution of securities by an
                                                issuer of underlying securities
                                                will be deposited into the trust
                                                and will become part of the
                                                underlying securities unless the
                                                distributed securities are not
                                                listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System or the distributed
                                                securities have a Standard &
                                                Poor's GICS sector
                                                classification that is different
                                                from the GICS sector
                                                classifications represented in
                                                the B2B Internet HOLDRS at the
                                                time of the distribution. In
                                                addition, if the issuer of
                                                underlying securities offers
                                                rights to acquire additional
                                                underlying
                                                securities or other securities,
                                                the rights may be distributed to
                                                you, may be disposed of for your
                                                benefit, or may lapse.

                                                There may be a delay between the
                                                time any cash or other
                                                distribution is received by the
                                                trustee with respect to the
                                                underlying securities and the
                                                time such cash or other
                                                distributions are distributed to
                                                you. In addition, you are not
                                                entitled to any interest on any
                                                distribution by reason of any
                                                delay in distribution by the
                                                trustee. If any tax or other
                                                governmental charge becomes due
                                                with respect to B2B Internet
                                                HOLDRS or any underlying
                                                securities, you will be
                                                responsible for paying that tax
                                                or governmental charge.

                                                If you wish to participate in a
                                                tender offer for any of the
                                                underlying securities, or any
                                                form of stock repurchase program
                                                by an issuer of an underlying
                                                security, you must surrender
                                                your B2B Internet HOLDRS (and
                                                pay the applicable fees and
                                                expenses) and receive all of
                                                your underlying securities in
                                                exchange for your B2B Internet
                                                HOLDRS. For specific information
                                                about obtaining your underlying
                                                securities, you should read the
                                                discussion under the caption
                                                "Description of the Depositary
                                                Trust Agreement--Withdrawal of
                                                underlying securities."

Ownership rights in fractional shares
   in the underlying securities.............    As a result of distributions of
                                                securities by companies included
                                                in the B2B Internet HOLDRS or
                                                other corporate events, such as
                                                mergers, a B2B Internet HOLDR
                                                may represent an interest in a
                                                fractional share of an
                                                underlying security. You are
                                                entitled to receive
                                                distributions proportionate to
                                                your fractional shares.

                                                In addition, you are entitled to
                                                receive proxy materials and
                                                other shareholder communications
                                                and you are entitled to exercise
                                                voting rights proportionate to
                                                your fractional shares. The
                                                trustee will aggregate the votes
                                                of all of the share fractions
                                                represented by B2B Internet
                                                HOLDRS and will vote the largest
                                                possible number of whole shares.
                                                If, after aggregation, there is
                                                a fractional remainder, this
                                                fraction will be ignored,
                                                because the issuer will only
                                                recognize whole share votes. For
                                                example, if 100,001 round-lots
                                                of 100 B2B Internet HOLDRS are
                                                outstanding and each round-lot
                                                of 100 B2B Internet HOLDRS
                                                represents 1.75 shares of an
                                                underlying security, there will
                                                be 175,001.75 votes of the
                                                underlying security represented
                                                by B2B Internet HOLDRS. If
                                                holders of 50,000 round-lots of
                                                100 B2B Internet HOLDRS vote
                                                their underlying securities
                                                "yes" and holders of 50,001
                                                round-lots of 100 B2B Internet
                                                HOLDRS vote their underlying
                                                securities "no", there will be
                                                87,500 affirmative votes and
                                                87,501.75 negative votes. The
                                                trustee will ignore the .75
                                                negative votes and will deliver
                                                to the issuer 87,500 affirmative
                                                votes and 87,501 negative votes.

Reconstitution events......................     The depositary trust agreement
                                                provides for the automatic
                                                distribution of underlying
                                                securities from the B2B Internet
                                                HOLDRS to you in the following
                                                four circumstances:


                                                A.    If an issuer of underlying
                                                      securities no longer has a
                                                      class of securities
                                                      registered under section 9
                                                      of the Securities Exchange
                                                      Act of 1934, then the
                                                      trustee will distribute
                                                      the shares of that
                                                      company to the owners of
                                                      the B2B Internet HOLDRS.

                                                B.    If the SEC finds that an
                                                      issuer of underlying
                                                      securities should be
                                                      registered as an
                                                      investment company under
                                                      the Investment Company Act
                                                      of 1940, and the trustee
                                                      has actual knowledge of
                                                      the SEC finding, then its
                                                      securities will no longer
                                                      be an underlying security
                                                      and the trustee will
                                                      distribute the shares of
                                                      that company to the owners
                                                      of the B2B Internet
                                                      HOLDRS.

                                                C.    If the underlying
                                                      securities of an issuer
                                                      cease to be outstanding as
                                                      a result of a merger,
                                                      consolidation, or other
                                                      corporate combination or
                                                      other event, the trustee
                                                      will distribute the
                                                      consideration paid by and
                                                      received from the
                                                      acquiring company or the
                                                      securities received in
                                                      exchange for the
                                                      securities of the
                                                      underlying issuer whose
                                                      securities cease to be
                                                      outstanding to the
                                                      beneficial owners of B2B
                                                      Internet HOLDRS, only if
                                                      the distributed securities
                                                      have a different Standard
                                                      & Poor's GICS sector
                                                      classification than any of
                                                      the underlying securities
                                                      represented in the B2B
                                                      Internet HOLDRS at the
                                                      time of the distribution
                                                      or exchange or if the
                                                      securities received are
                                                      not listed for trading on
                                                      a U.S. national securities
                                                      exchange or through the
                                                      Nasdaq National Market
                                                      System. In any other case,
                                                      the additional securities
                                                      received will be deposited
                                                      into the trust.

                                                 D.   If an issuer's underlying
                                                      securities are delisted
                                                      from trading on a U.S.
                                                      national securities
                                                      exchange or through the
                                                      Nasdaq National Market
                                                      System and are not listed
                                                      for trading on another
                                                      U.S. national securities
                                                      exchange or through the
                                                      Nasdaq National Market
                                                      System within five
                                                      business days from the
                                                      date the securities are
                                                      delisted.

                                                To the extent a distribution of
                                                underlying securities from the
                                                B2B Internet HOLDRS is required
                                                as a result of a reconstitution
                                                event, the trustee will deliver
                                                the underlying security to you
                                                as promptly as practicable after
                                                the date that the trustee has
                                                knowledge of the occurrence of a
                                                reconstitution event.

                                                In addition, securities of a new
                                                company will be added to the B2B
                                                Internet HOLDRS, as a result of
                                                a distribution of securities by
                                                an underlying issuer, where a
                                                corporate event occurs, or where
                                                the securities of an underlying
                                                issuer are exchanged for the
                                                securities of another company,
                                                unless the securities received
                                                have a Standard & Poor's GICS
                                                sector classification that is
                                                different from the GICS sector
                                                classification of any other
                                                security then included in the
                                                B2B Internet HOLDRS or are not
                                                listed for trading on a U.S.
                                                national securities exchange or
                                                through the Nasdaq National
                                                Market System.

                                                It is anticipated, as a result
                                                of the broadly defined Standard
                                                & Poor's GICS sectors, that most
                                                distributions or exchanges of
                                                securities will result in the
                                                inclusion of new securities in
                                                B2B Internet HOLDRS. The trustee
                                                will review the Standard &
                                                Poor's GICS sector
                                                classifications of securities to
                                                determine whether securities
                                                received as a result of a
                                                distribution by an underlying
                                                issuer or as consideration for
                                                securities included in the B2B
                                                Internet HOLDRS or distributed
                                                to you.

Standard & Poor's sector
classifications............................     Standard & Poor's Corporation is
                                                an independent source of market
                                                information that, among other
                                                things, maintains the Global
                                                Industry Classification
                                                Standard, referred to herein as
                                                "GICS," which classifies the
                                                securities of public companies
                                                into various sector
                                                classifications based upon GICS
                                                sectors, which are derived from
                                                its own criteria. The GICS
                                                classification standards were
                                                exclusively effective as of
                                                January 2, 2002. There are 10
                                                Standard & Poor's GICS sectors
                                                and each class of publicly
                                                traded securities of a company
                                                is given only one GICS sector
                                                classification. The securities
                                                included in the B2B Internet
                                                HOLDRS are currently represented
                                                in the Information Technology
                                                GICS sector. The Standard &
                                                Poor's GICS sector
                                                classifications of the
                                                securities included in the B2B
                                                Internet HOLDRS may change over
                                                time if the companies that
                                                issued these securities change
                                                their focus of operations or if
                                                Standard & Poor's alters the
                                                criteria it uses to determine
                                                GICS sectors, or both.

Termination events.........................     A.    The B2B Internet HOLDRS
                                                      are delisted from the
                                                      American Stock Exchange
                                                      and are not listed for
                                                      trading on another U.S.
                                                      national securities
                                                      exchange or through the
                                                      Nasdaq National Market
                                                      System within five
                                                      business days from the
                                                      date the B2B Internet
                                                      HOLDRS are delisted.

                                                B.    The trustee resigns and no
                                                      successor trustee is
                                                      appointed within 60 days
                                                      from the date the trustee
                                                      provides notice to Merrill
                                                      Lynch, Pierce, Fenner &
                                                      Smith Incorporated, as
                                                      initial depositor, of its
                                                      intent to resign.

                                                C.    Beneficial owners of at
                                                      least 75% of outstanding
                                                      B2B Internet HOLDRS vote
                                                      to dissolve and liquidate
                                                      the trust.

                                                If a termination event occurs,
                                                the trustee will distribute the
                                                underlying securities as
                                                promptly as practicable after
                                                the termination event.

                                                Upon termination of the
                                                depositary trust agreement and
                                                prior to distributing the
                                                underlying securities to you,
                                                the trustee will charge you a
                                                cancellation fee of up to $10.00
                                                per round-lot of 100 B2B
                                                Internet HOLDRS surrendered,
                                                along with any taxes or other
                                                governmental charges, if any.

United States federal income tax
consequences...............................     The United States federal income
                                                tax laws will treat a U.S.
                                                holder of B2B Internet HOLDRS as
                                                directly owning the underlying
                                                securities. The B2B Internet
                                                HOLDRS themselves will not
                                                result in any United States
                                                federal income tax consequences
                                                separate from the tax
                                                consequences associated with
                                                ownership of the underlying
                                                securities.


Listing....................................     The B2B Internet HOLDRS are
                                                listed on the American Stock
                                                Exchange under the symbol "BHH."
                                                On February 15, 2006, the last
                                                reported sale price of the B2B
                                                Internet HOLDRS on the American
                                                Stock Exchange was $2.82.


Trading....................................     Investors are only able to
                                                acquire, hold, transfer and
                                                surrender a
                                                round-lot of 100 B2B Internet
                                                HOLDRS. Bid and ask prices,
                                                however, are quoted per single
                                                B2B Internet HOLDR.

Clearance and settlement...................     B2B Internet HOLDRS have been
                                                issued only in book-entry form.
                                                B2B Internet HOLDRS are
                                                evidenced by one or more global
                                                certificates that the trustee
                                                has deposited with The
                                                Depositary Trust Company,
                                                referred to as DTC. Transfers
                                                within DTC will be in accordance
                                                with DTC's usual rules and
                                                operating procedures. For
                                                further information see
                                                "Description of B2B Internet
                                                HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the B2B Internet HOLDRS Trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase B2B Internet HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The B2B Internet HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The B2B Internet HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The B2B Internet HOLDRS Trust is intended to hold deposited shares for the benefit of owners of B2B Internet HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF B2B INTERNET HOLDRS

         The trust has issued B2B Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 B2B Internet HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

         B2B Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS."

         Beneficial owners of B2B Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel B2B Internet HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." B2B Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. B2B Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of B2B Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the B2B Internet HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. B2B Internet HOLDRS are available only in book-entry form. Owners of B2B Internet HOLDRS may hold their B2B Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies, that at the time of selection, were involved in various aspects of the B2B segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the B2B segment of the Internet industry as measured by market capitalization and trading volume.

         The B2B Internet HOLDRS may no longer consist exclusively of securities issued by companies involved in the B2B segment of the Internet industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the B2B segment of the Internet industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by B2B Internet HOLDRS, please refer to "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire B2B Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 6 underlying securities currently represented by a single B2B Internet HOLDR, measured at the close of the business day on December 10, 1999, and thereafter as of the end of each month to February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1999              Price   2000           Price    2001             Price   2002           Price   2003          Price
----              -----   ----           -----    ----             -----   ----           -----   ----          -----

December 10       40.59   January 31     47.73    January 31        13.44  January 31      2.75   January 31     1.89
December 31       58.16   February 29    56.70    February 28        7.20  February 28     2.36   February 28    1.95
       *            *     March 31       45.02    March 30           3.89  March 28        2.55   March 31       2.01
       *            *     April 28       28.87    April 30           4.60  April 30        2.44   April 30       2.36
       *            *     May 31         20.41    May 31             4.13  May 31          2.16   May 30         2.53
       *            *     June 30        33.23    June 29            3.91  June 28         1.98   June 30        2.53
       *            *     July 31        36.85    July 31            2.98  July 31         1.49   July 31        2.37
       *            *     August 31      46.34    August 31          2.18  August 30       1.58   August 29      2.21
       *            *     September 29   40.13    September 28       1.68  September 30    1.24   September 30   2.17
       *            *     October 31     35.24    October 31         2.05  October 31      1.69   October 31     2.51
       *            *     November 30    18.46    November 30        2.62  November 29     2.36   November 28    2.50
       *            *     December 29    15.84    December 31        3.24  December 31     1.72   December 31    2.39


2004                Price    2005             Price    2006          Price
----                -----    ----             -----    ----          -----

January 30           2.65    January 31        2.64    January 31     2.90
February 27          2.49    February 28       2.44    February 14    2.88
March 31             2.42    March 31          2.48
April 30             2.24    April 29          2.20
May 28               2.28    May 31            2.23
June 30              2.29    June 30           2.10
July 30              2.11    July 29           2.10
August 31            1.95    August 31         2.20
September 30         2.04    September 30      2.25
October 29           2.38    October 31        2.49
November 30          2.68    November 30       2.63
December 31          2.75    December 30       2.57


                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the B2B Internet HOLDRS, provides that B2B Internet HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the B2B Internet HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of B2B Internet HOLDRS. You may create and cancel B2B Internet HOLDRS only in round-lots of 100 B2B Internet HOLDRS. You may create B2B Internet HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS. Similarly, you must surrender B2B Internet HOLDRS in integral multiples of 100 B2B Internet HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning B2B Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the B2B Internet HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the B2B Internet HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to B2B Internet HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the B2B Internet HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the B2B Internet HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the B2B Internet HOLDRS will be distributed from the B2B Internet HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the B2B Internet HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your B2B Internet HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender B2B Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS.

         Further Issuances of B2B Internet HOLDRS. The depositary trust agreement provides for further issuances of B2B Internet HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of B2B Internet HOLDRS will surrender their B2B Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if B2B Internet HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding B2B Internet HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the B2B Internet HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of B2B Internet HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of B2B Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of B2B Internet HOLDRS.

         Issuance and cancellation fees. If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create B2B Internet HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the B2B Internet HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the B2B Internet HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

                  The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the B2B Internet HOLDRS for:

         o        an individual who is a citizen or resident of the United
                  States;

         o        a corporation (or an entity treated as a corporation for U.S.
                  federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or
                  (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds B2B Internet HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring B2B Internet HOLDRS, and partners in such partnerships, should consult their tax advisors.


         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any B2B Internet HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the B2B Internet HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


Taxation of the trust

                  The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of B2B Internet HOLDRS

                  A receipt holder purchasing and owning B2B Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by B2B Internet HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

                  Qualified dividend income received in respect of B2B Internet HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in B2B Internet HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

                  A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the B2B Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of B2B Internet HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the B2B Internet HOLDRS. Similarly, with respect to sales of B2B Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of B2B Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

                  The distribution of any securities by the trust upon the surrender of B2B Internet HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

                  The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling B2B Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

                  A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,
         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and
         o a corporation that is incorporated in a possession of the United States but will not include:

   o     a passive foreign investment company (as defined below),
   o a foreign personal holding company (as specially defined in the Code), or
   o     a foreign investment company (as specially defined in the Code).


                  The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


                  If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


                  Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.


                  Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of B2B Internet HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of B2B Internet HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

                  Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

                  Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


                  If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


Non-U.S. receipt holders


                  A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


                  A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


                  With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


                  A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

                  A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of B2B Internet HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o        in the case of any gain realized by an individual non-U.S.
                  receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


                  Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

                  Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

                  The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

                  The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

                  Any plan fiduciary which proposes to have a plan acquire B2B Internet HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of B2B Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

                  In accordance with the depositary trust agreement, the trust issued B2B Internet HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive B2B Internet HOLDRS. The trust delivered the initial distribution of B2B Internet HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

                  Investors who purchase B2B Internet HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

                  Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the B2B Internet HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the B2B Internet HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

                  Legal matters, including the validity of the B2B Internet HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of B2B Internet HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the B2B Internet HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the B2B Internet HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

                  The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

                  Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to B2B Internet HOLDRS. This prospectus relates only to B2B Internet HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with B2B Internet HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the B2B Internet HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.


                        AGILE SOFTWARE CORPORATION (AGIL)


         Agile Software Corporation develops and sells product lifestyle integrated software applications that manage product content and are designed to enable their customers to communicate and collaborate with suppliers and customers over the Internet. Agile software enhances the build and buy process across the virtual manufacturing network, manages product content and critical communication and collaboration regarding the product record among original equipment manufacturers, electronic manufacturing service providers, suppliers and customers. Agile also provides consulting, solution delivery, customer support, and training.

             Closing             Closing             Closing             Closing            Closing           Closing
   2001       Price     2002      Price     2003      Price     2004      Price    2005      Price    2006     Price
----------- --------- -------- ---------- -------- ---------- -------- ---------- ------ ---------- -------- ----------

January       49.25   January     14.59   January      7.00   January     10.39  January       7.31  January     6.43
February      21.81   February    10.05   February     6.55   February     9.31  February      6.86
March         11.02   March       12.10   March        6.42   March        8.75  March         7.28
April         19.07   April        9.16   April        6.94   April        7.55  April         6.57
May           17.80   May          8.34   May          9.39   May          8.00  May           6.45
June          17.00   June         7.27   June         9.64   June         8.75  June          6.30
July          12.04   July         5.96   July         8.42   July         7.44  July          6.49
August        10.00   August       6.74   August      10.02   August       7.62  August        6.64
September      9.09   September    6.41   September    9.52   September    7.93  September     7.17
October        9.52   October      6.81   October     10.97   October      8.54  October       7.10
November      13.19   November     9.00   November    10.94   November     8.36  November      6.22
December      17.22   December     7.74   December     9.92   December     8.17  December      5.98

        The closing price on February 14, 2006 was $6.41.

                               ARIBA, INC. (ARBA)


         Ariba, Inc. provides enterprise spend management software, services and network access that enable companies to evaluate and manage the purchasing of all non-payroll good and services associated with running their business. Its software applications and services streamline the business processes related to the identification of suppliers of goods and services, the negotiation of the terms of purchases, and the management of ongoing purchasing and settlement activities. Ariba's goal is to significantly improve each client's bottom line by providing rapid spend resolution and the critical capacity for sustainable spend management.

             Closing             Closing             Closing             Closing             Closing          Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006    Price
---------- ---------- --------- --------- -------- ---------- -------- ---------- -------- ---------- ------ ----------

January       37.21   January      4.85   January      2.81   January      19.56  January      13.88  January    9.34
February      16.50   February     4.43   February     2.91   February     18.66  February      9.11
March          7.91   March        4.53   March        2.82   March        16.98  March         7.76
April          7.73   April        3.75   April        3.26   April        13.44  April         6.03
May            5.71   May          2.95   May          3.73   May          13.08  May           6.15
June           5.50   June         3.19   June         3.00   June         11.94  June          5.77
July           4.01   July         2.39   July        16.26   July          8.69  July          6.18
August         2.28   August       2.20   August      15.12   August        7.44  August        5.94
September      1.86   September    1.35   September   18.24   September     9.34  September     5.70
October        3.30   October      2.36   October     19.50   October      15.35  October       7.81
November       4.28   November     4.17   November    18.96   November     16.50  November      8.63
December       6.16   December     2.48   December    18.00   December     16.60  December      7.35

        The closing price on February 14, 2006 was $9.09.




                          CHECKFREE CORPORATION (CKFR)

         CheckFree Corporation is an electronic payment processing company that provides financial electronic commerce products and services. CheckFree's operations are divided into three divisions: Electronic Commerce, Investment Services and Software. Through its divisions, CheckFree offers electronic billing and payment services to consumers, portfolio management services to financial institutions and software, maintenance, support and professional services to large financial service providers and other companies across a range of industries.


             Closing             Closing             Closing             Closing             Closing          Closing
   2001       Price     2002      Price     2003      Price     2004      Price     2005      Price    2006    Price
---------- ---------- -------- ---------- -------- ----------- ------ ------------ ------ ----------- ------ ----------

January       55.31   January     14.49   January     19.23   January      31.39  January      39.00  January   51.82
February      48.19   February    13.95   February    20.98   February     29.03  February     38.54
March         29.44   March       15.33   March       22.48   March        29.46  March        40.76
April         39.84   April       20.36   April       27.57   April        30.05  April        36.68
May           38.76   May         21.22   May         24.48   May          30.66  May          37.33
June          35.07   June        15.64   June        28.00   June         30.00  June         34.06
July          30.16   July         9.96   July        26.91   July         30.04  July         33.86
August        21.91   August      12.37   August      22.96   August       27.25  August       36.78
September     16.97   September   11.38   September   20.11   September    27.67  September    37.82
October       14.08   October     16.28   October     27.53   October      31.00  October      42.50
November      16.91   November    19.59   November    27.62   November     37.05  November     46.85
December      18.00   December    16.00   December    27.65   December     36.08  December     45.90

        The closing price on February 14, 2006 was $51.30.

                       INTERNET CAPITAL GROUP, INC. (ICGE)


         Internet Capital Group, Inc. (ICG) is an information technology company, which is engaged in delivering software products and services designed to enhance business operations by increasing efficiency, reducing costs and improving sales results. ICG operates through a network of partner companies that deliver solutions to customers. Internet Capital also offers procurement services, industrial asset services, transaction, data, and information services , Internet technology solutions and provides operational assistance, capital support, industry expertise and a network of business relationships to its clients.

            Closing            Closing            Closing           Closing            Closing          Closing
   2001      Price     2002     Price     2003     Price    2004     Price     2005     Price    2006    Price
---------- --------- --------- -------- -------- --------- ------ ---------- -------- --------- ------ ----------

January       6.44   January     1.05   January     0.38  January     8.20   January     7.52   January    9.06
February      3.84   February    0.77   February    0.32  February    7.20   February    8.32
March         2.19   March       0.64   March       0.29  March       8.00   March       7.02
April         2.17   April       0.46   April       0.37  April       5.60   April       5.51
May           2.14   May         0.31   May         0.72  May         5.43   May         5.80
June          2.00   June        0.27   June        0.48  June        7.70   June        7.33
July          1.31   July        0.23   July       12.00  July        5.25   July        6.83
August        0.76   August      0.27   August      9.80  August      5.50   August      8.06
September     0.40   September   0.19   September   9.10  September   6.46   September   8.81
October       0.90   October     0.37   October     9.40  October     6.86   October     8.54
November      1.11   November    0.73   November    7.20  November    6.87   November    8.30
December      1.21   December    0.36   December    6.90  December    9.00   December    8.22

        The closing price on February 14, 2006 was $9.38.


                         PEGASUS SOLUTIONS, INC. (PEGS)


Pegasus Solutions, Inc. provides technology and services to hotels and travel distributors. Pegasus offers services and products that allow travel agents and individual travelers to access hotel room inventory information and make reservations over the Internet. Pegasus also offers electronic distribution services, commission processing and payment representation services and property management system services. Its representation services include Utell, which provides marketing programs, sales representation, and a voice reservation call center network; and Unirez, which offers a user-friendly interface that enables hotel customers to upload or modify hotel data, including room rates, availability, and descriptions.

              Closing             Closing            Closing              Closing            Closing           Closing
    2001       Price     2002      Price     2003     Price      2004      Price     2005     Price    2006     Price
----------- ---------- -------- ----------- ------ ----------- -------- ----------- ------ ---------- ------ -----------

January        11.31   January     17.12   January     9.72    January     10.95   January    11.98   January     8.95
February       10.56   February    16.06   February    9.69    February    12.10   February   11.92
March           8.91   March       18.50   March      11.20    March       11.68   March      11.82
April           9.90   April       19.37   April      11.90    April       10.70   April      10.69
May            11.51   May         14.75   May        14.19    May         11.49   May        10.76
June           11.55   June        17.50   June       16.29    June        13.13   June       11.15
July            8.90   July        15.94   July       14.90    July        13.04   July       10.85
August         13.00   August      15.42   August     14.38    August      12.53   August      9.80
September       8.38   September   10.55   September  13.81    September   11.92   September   8.98
October        10.25   October     10.90   October    10.96    October     10.41   October     8.48
November       13.05   November    11.39   November   11.88    November    11.69   November    7.11
December       14.20   December    10.03   December   10.47    December    12.60   December    8.97

The closing price on February 14, 2006 was $9.24.

                            VERTICALNET, INC. (VERT)


Verticalnet, Inc. provides supply management solutions globally. It offers software and services in the areas of program management, spend analysis, esourcing, advanced sourcing, contract management, and supplier performance management. Verticalnet's applications enable companies and their supply and demand chain partners to communicate, collaborate and conduct commerce more effectively. It also offers maintenance and support services, software installation, hosting services, infrastructure management and training, and custom software development.

             Closing              Closing             Closing             Closing             Closing           Closing
   2001       Price      2002      Price     2003      Price     2004      Price     2005      Price    2006     Price
---------- ----------- -------- ---------- -------- ---------- -------- ---------- -------- ---------- ------ ------------

January       54.06    January     13.00   January      0.92   January      3.05   January      1.18   January     0.67
February      31.56    February     8.10   February     0.68   February     2.55   February     1.13
March         20.30    March        7.00   March        0.73   March        1.95   March        0.87
April         19.30    April        4.10   April        0.79   April        1.71   April        0.67
May           21.80    May          3.30   May          1.90   May          1.54   May          0.69
June          24.90    June         1.60   June         1.56   June         1.56   June         0.70
July          13.90    July         1.45   July         1.60   July         1.21   July         0.76
August         9.00    August       1.20   August       1.07   August       1.09   August       0.62
September      3.60    September    0.95   September    1.21   September    1.19   September    0.60
October       13.90    October      1.09   October      1.14   October      1.27   October      0.48
November      16.00    November     1.47   November     1.26   November     1.13   November     0.50
December      14.00    December     0.79   December     1.18   December     1.61   December     0.58

The closing price on February 14, 2006 was $0.68.

================================================================================


                                [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts

                          B2B Internet HOLDRS SM Trust





                               -------------------


                               P R O S P E C T U S

                                -----------------










                                February 16, 2006





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                             (i) To include any prospectus
                                    required by Section 10(a)(3) of the
                                    Securities Act of 1933.

                                            (ii) To reflect in the prospectus
                                    any facts or events arising after the
                                    effective date of the registration statement
                                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                            (iii) To include any material
                                    information with respect to the plan of
                                    distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) For purposes of determining any liability under
                  the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (5) For purposes of determining any liability under
                  the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (6) Insofar as indemnification for liabilities
                  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                             By:               *
                                   ----------------------------------
                                   Name:  Joseph F. Regan
                                   Title: First Vice President, Chief Financial
                                          Officer and Controller


                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.


               Signature                             Title
               ---------                             -----


                   *                    Chief Executive Officer,
------------------------------------    Chairman of the Board
           Robert J. McCann



                   *                    Director
------------------------------------
              Do Woo Kim


                   *                    Director
------------------------------------
           Carlos M. Morales


                   *                    Director
------------------------------------
         Candace E. Browning



                   *                    Director
------------------------------------
          Gregory J. Fleming



                   *                    Chief Financial Officer and Controller
------------------------------------
            Joseph F. Regan


      /s/ Mitchell M. Cox
*By: -------------------------------    Attorney-in-Fact
          Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------


   *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *4.2 Form of Amendment No. 2 to the Standard Terms for Depository Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the B2B Internet HOLDRS Receipts, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement) filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for B2B Internet HOLDRS.

  *24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.


   24.5    Power of Attorney of Robert J. McCann and Joseph F. Regan.


-----------
*  Previously filed.